Exhibit 2.5

 [DC Cinema Centers Letterhead]

As of March 31, 2012

Cinema Supply, Inc. d/b/a Cinema Centers
502 S. Market Street
Millersburg, Pennsylvania 17061

Re: Second Amendment to Asset Purchase Agreement (“Second Amendment”)

Ladies and Gentleman:

Reference is made to that certain Asset Purchase Agreement, dated as of May 3, 2011, by and among Cinema Supply, Inc., a Pennsylvania corporation, doing business as Cinema Centers (“Seller”), Marvin Troutman, Doris Troutman, DC Cinema Centers, LLC, a Delaware limited liability company (“Buyer”), McNees Wallace & Nurick LLC, as Escrow Agent, and solely with respect to Sections 2.b(a), 2.8, 2.9 and 2.10 thereof, Gina DiSanto, Trudy Withers and Van Troutman, as amended by that certain Amendment to Asset Purchase Agreement, dated as of June 30, 2011 (as amended, the “Agreement”).  All capitalized terms used herein and not otherwise defined have the same meanings specified in the Agreement.

The undersigned parties to the Agreement hereby agree to further amend the Agreement in the following respects:

1.

Buyer Parent shall be made a party to the Agreement solely with respect to all sections referenced in this Second Amendment or necessary to enforce the obligations of Buyer Parent set forth in this Second Amendment, including, without limitation, the following Sections:

Section 2.6

Section 2.7

Section 2.8

Article III

Section 4.6

Article VI

Article VII

Article VIII

2.

The last two sentences of Section 2.2 are deleted, and accordingly, Seller shall have no responsibility to reimburse Buyer for any Pre-sold Tickets sold by Seller in the ordinary course of business prior to the Closing Date, whether or not they are used on or after the Closing Date.

3.

Section 2.6(a) of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“(a)

The aggregate purchase price for all of the Purchased Assets shall consist of: (i) Eleven Million Dollars in cash ($11,000,000.00) (the “Cash Consideration”); (ii) a promissory note, in the form annexed hereto as Exhibit A, issued to and in favor of Seller by

Digital Cinema Destinations Corp. (“Buyer Parent”) and Buyer, jointly and severally, in the principal amount of One Million Dollars ($1,000,000.00)(the “Purchase Price Promissory Note ”); and (iii) 335,000 shares of Class A common stock, par value $0.01, of Buyer Parent (the “Share Consideration” and together with the Cash Consideration and the Purchase Price Promissory Note, the “Purchase Price”); provided that the Purchase Price shall be increased by such amount of Petty Cash and value of the inventory (as calculated pursuant to Section 2.2 above) as is on hand at each of the Cinemas at the close of business on the last business day prior to the Closing Date.

The Purchase Price shall be allocated as follows: $1.00 for the Bloomsburg Lease Agreement and $2,640,000.00 for the remaining assets related to the Bloomsburg Cinema; $1.00 for the Camp Hill Lease Agreement and $2,979,995.00 for the remaining assets related to the Camp Hill Cinema; $1.00 for the Reading Lease Agreement and $2,400,000.00 for the remaining assets related to the Reading Cinema; $1.00 for the Selinsgrove Lease Agreement and $2,880,000.00 for the remaining assets related to the Selinsgrove Cinema; $1.00 for the Williamsport Cinema and $1,600,000.00 for the remaining assets related to the Williamsport Cinema; and Five Hundred Thousand Dollars ($500,000.00) each to be paid to Gina DiSanto, Trudy Withers and Van Troutman as consideration for entering into the Non-Competition Agreements; and any increase in the Purchase Price for Petty Cash and value of the inventory shall be paid to Seller.”

4.

Section 2.6(b) of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“(b)

Because the transactions contemplated herein (the “Transactions”) will not closed by March 31, 2012 (the “Outside Date”), Buyer Parent shall deliver to Seller, simultaneously with this Second Amendment, a signed promissory note and related disclosure, in the form annexed hereto as Exhibit B, in the principal amount of One Hundred Thousand Dollars ($100,000.00) (the “Extended Closing Period Promissory Note”).  Upon delivery of the Extended Closing Period Promissory Note to Seller, the Outside Date shall automatically be extended to April 30, 2012 (such period between the Outside Date and April 30, 2012, the “Extended Closing Period”).  During the Extended Closing Period, Buyer and Seller shall continue to use commercially reasonable efforts to consummate the Transactions.  If Closing does not occur on or prior to the Outside Date and the Agreement is terminated by either Buyer or Seller, the Extended Closing Period Promissory Note shall be treated as follows or as set forth in Section 2.7 below (as applicable):

(i)

If this Agreement is terminated as a sole result of a breach by Seller, Buyer shall notify Seller of such breach by Seller and, provided Seller does not object to the claim of a breach within two (2) business days after receiving such notice, the Extended Closing Period Promissory Note shall automatically be canceled and voided, and Seller shall return the Extended Closing Period Promissory Note to Buyer Parent within five (5) business days of receipt of such notification; or

(ii)

If this Agreement is terminated for any reason other than as the sole result of a breach by Seller, including without limitation Buyer's failure to proceed to Closing by the Extended Closing Period, the entire unpaid principal amount under the Extended

Closing Period Promissory Note shall immediately become due and payable by Buyer Parent, and Buyer Parent shall deliver such principal amount due and owing under the Extended Closing Period Promissory Note, together with all interest earned thereon, to Seller within five (5) business days of receipt of such notification.

This provision shall survive the expiration or termination of this Agreement.”

5.

Section 2.7 of the Agreement is amended by deleting the third sentence in its entirety and inserting the following in lieu thereof:

“Notwithstanding anything herein to the contrary, in the event the Closing does not occur by the Outside Date, Buyer and Seller shall each have the right, in each party’s sole discretion, to terminate this Agreement by providing five (5) business days advance written notice thereof to the other party, and provided the other party does not proceed to Closing within said five (5) business day period, this Agreement shall terminate, the entire unpaid principal amount under the Extended Closing Period Promissory Note shall immediately become due and payable by Buyer Parent, and Buyer Parent shall deliver such principal amount due and owing under the Extended Closing Period Promissory Note, together with all interest earned thereon, to Seller within five (5) business days of receipt of such notification.  After such termination, neither party shall have any further liability to the others, except for those obligations that shall expressly survive termination of this Agreement.”

6.

Section 2.8 of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“2.8

Payment of Purchase Price. At Closing, the Cash Consideration shall be paid by Buyer in immediately available funds, and Buyer Parent and Buyer shall deliver to Seller the Purchase Price Promissory Note and the Stock Evidence (as defined below), in accordance with Section 2.6(a).”

7.

A new Section 3.23 has been added to the Agreement as follows:

“3.23

Investment. Seller is acquiring the shares of Class A common stock being issued to Seller as the Share Consideration (the “Shares”) for its own account for investment purposes and not with a view toward any resale or distribution thereof.  Seller acknowledges that the Shares have not been registered under the Securities Act of 1933 (the “Securities Act”), as amended and that it may not sell the Shares except in accordance with the Securities Act, or applicable exemptions therefrom.”

8.

A new Section 3.24 has been added to the Agreement as follows:

“3.24

Investor Status.  At the time Seller was offered the Shares, it was, and at the Closing Date it is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933.”

9.

A new Section 3.25 has been added to the Agreement as follows:

“3.25

Experience of Seller.  Seller, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Seller has had an opportunity to ask questions of and receive answers from representatives of Buyer Parent concerning the financial condition and prospects of Buyer Parent, and to obtain any additional information necessary to verify the accuracy of the information herein.  No other person has a direct or indirect beneficial interest in the Shares.  Seller is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.”

10.

A new Section 3.26 has been added to the Agreement as follows:

“3.26

Restricted Shares.  Seller agrees to the imprinting of the following legend, or a substantially similar legend, to the certificate(s) evidencing the Shares:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

11.

The heading of Article IV is deleted in its entirety and the following is inserted in lieu thereof:

“ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER PARENT”

12.

A new Section 4.6 shall be added to the Agreement as follows:

“4.6

Buyer Parent Representations and Warranties. As an inducement to Seller to enter into this Agreement and consummate the transactions contemplated hereby, Buyer Parent represents and warrants to Seller as follows:

(a)

Organization.  Buyer Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease its properties, carry on its business, enter into this Agreement and the Other Agreements to which it is or is to become a party and perform its obligations hereunder and thereunder.

(b)

Authorization and Enforceability. This Agreement and each Other Agreement to which Buyer Parent is a party have been duly executed and delivered by, and constitute the legal, valid and binding obligations of Buyer Parent, enforceable against it in accordance with their respective terms.  Each Other Agreement to which Buyer Parent is to become a party pursuant to the provisions hereof, when executed and delivered by Buyer Parent, will constitute the legal, valid and binding obligation of Buyer Parent, enforceable against Buyer Parent in accordance with the terms of such Other Agreement.  All actions contemplated by this Section 4.6(b) have been duly and validly authorized by all necessary proceedings by Buyer Parent.

(c)

No Violation of Laws; Consents.  Neither the execution and delivery of this Agreement or any Other Agreement to which Buyer Parent is or is to become a party, the consummation of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof or thereof by Buyer Parent will: (i) contravene any provision of the Governing Documents of Buyer Parent, (ii) conflict with, result in a breach of, constitute a default or an event of default (or an event that might, with the passage of time or the giving of notice or both, constitute a default or event of default) under any of the terms of, result in the termination of, result in the loss of any right under, or give to any other Person the right to cause such a termination of or loss under, any contract, agreement or instrument to which either Buyer Parent is a party or by which any of its assets may be bound or affected, (iii) result in the creation, maturation or acceleration of any Liability of Buyer Parent (or give to any other Person the right to cause such a creation, maturation or acceleration), or (iv) violate any Law or any judgment or order of any Governmental Body to which Buyer Parent is subject or by which any of its assets may be bound or affected.  No consent, approval or authorization of, or registration or filing with, any Person is required in connection with the execution or delivery by Buyer Parent of this Agreement or any of the Other Agreements to which Buyer Parent is or is to become a party pursuant to the provisions hereof or the consummation by Buyer Parent of the transactions contemplated hereby or thereby.

(d)

No Pending Litigation or Proceedings.  No Litigation is pending or, to the knowledge of Buyer Parent, threatened against or affecting Buyer Parent or any Affiliate of Buyer Parent in connection with any of the transactions contemplated by this Agreement or any Other Agreement to which Buyer Parent is or is to become a party or that would, to Buyer Parent’s knowledge, have a material adverse effect on Buyer Parent’s business considered as a whole.

(e)

Finders’ Fees.  Neither Buyer Parent nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fee, commission or finders’ fee in connection with any of the transactions contemplated hereby.

(f)

Share Consideration.  As of issuance, which will occur on the Closing Date, Seller will be the sole record and beneficial owner of the Shares, and all the Shares will be duly authorized, validly issued, fully paid and non-assessable.  The Shares will be free and clear of all restrictions on transfer (other than restrictions of general applicability under the Securities Act and state securities laws, and the restrictions set forth in this Second Amendment, including the Lock-Up Agreement), liens and taxes.  Buyer Parent is not a party to any option, warrant, right, agreement or commitment providing for the disposition or acquisition of any of the Shares

(other than this Agreement).  Buyer Parent is not a party to (or has irrevocably terminated) any voting trust, proxy or other agreement or understanding with respect to the transfer or voting of any of the Shares.

(g)

Form S-1.  The Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission by Buyer Parent on December 20, 2011, as amended, including but not limited to those certain amendments filed on January 23, 2012, February 15, 2012, March 7, 2012, March 15, 2012, March 30, 2012 and any further amendments thereto, including in any prospectus or prospectus supplement (the “Registration Statement”), does not contain any untrue statement or omit to state a material fact necessary to make any of the statements contained therein, in light of the circumstances in which it was made, not misleading.”

13.

Section 6.1(m) of the Agreement is amended as follows:

“(m)

Financing. Buyer shall have received adequate and satisfactory financing prior to the Outside Date.”

14.

A new Section 6.1(n) shall be added as follows:

“(n)

Seller shall have entered into a Lock-Up Agreement with respect to the Shares, a form of which is annexed hereto as Exhibit C (as modified to account for the fact that Seller has agreed that, following the lock-up period, Seller shall not sell more than 10% of the Shares, or 33,500 shares, during any one 30-day period).  Notwithstanding anything to the contrary contained herein, after the Closing Date, Seller may transfer some or all of the Shares to an affiliate, stockholder or director of Seller or any family member thereof, provided such transferee signs a Lock-Up Agreement in substantially the same form as Exhibit C, and provided further that such transfer complies with Section 4(2) of the Securities Act or the regulations promulgated thereunder.”

15.

New Sections 6.2(g) and 6.2(h) shall be added as follows:

“(g)

Buyer Parent shall have delivered evidence reasonably satisfactory to Seller of the issuance of the Shares comprising the Share Consideration in favor of Seller in accordance with the terms of this Second Amendment (the “Stock Evidence”).

(h)

Buyer Parent shall have sold Common Stock pursuant to the Registration Statement for a price of at least $6.00 per share.”

16.

Buyer acknowledges and agrees that Lessor's Consent and estoppel certificates delivered to Buyer and Seller by the Landlords for the Bloomsburg Cinema, Camp Hill Cinema, Selinsgrove Cinema, and the Williamsport Cinema, copies of which are attached hereto as Exhibit D, are satisfactory to Buyer and satisfy the obligations of Seller in Section 6.2(f).  Further, Buyer agrees to enter into effective at Closing, or to permit Seller to enter into prior to Closing, the Subordination, Non-disturbance and Attornment Agreement attached herein for the Reading Theater, a copy of which is attached hereto as Exhibit E.

17.

A new Section 6.3(a)(xv) shall be added as follows:

“(xv)

An executed Lock-Up Agreement, substantially in the form attached hereto as Exhibit C (as modified to account for the fact that Seller has agreed that, following the lock-up period, Seller shall not sell more than 10% of the Shares, or 33,500 shares, during any one 30-day period).”

18.

Sections 6.3(b)(viii) and (ix) are added as follows:

“(viii) the Stock Evidence.

(ix)  an original signed Purchase Price Promissory Note and related disclosure signed by Buyer Parent and Buyer.”

19.

Section 6.4(a) of the Agreement is amended by deleting all references to “December 31, 2011” and inserting in lieu thereof, in each instance, “the Outside Date.”

20.

The following sentence is added to Section 7.1:

“The representations and warranties of Buyer Parent set forth herein shall survive for the applicable statute of limitations plus ninety (90) days.”

21.

Further and notwithstanding anything herein to the contrary, Section 7.3 of the Agreement is amended by adding the following sentence:

“Buyer Parent and Buyer shall jointly and severally indemnify, defend, save and hold the Seller Indemnitees harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, Liabilities, costs and expenses (including, without limitation the  Seller Damages) asserted against, imposed upon, resulting to, required to be paid by, or incurred by any Seller Indemnitees, directly or indirectly, in connection with, arising out of, resulting from, or which would not have occurred but for (a) a material breach of any representation or warranty made by Buyer Parent in this Agreement or in any certificate or document furnished pursuant hereto by Buyer Parent or any Other Agreement to which either Buyer Parent is or is to become a party, and (b) a breach or nonfulfillment of any covenant or agreement made by any Buyer Parent in or pursuant to this Agreement and in any Other Agreement to which either Buyer Parent is or is to become a party.”

22.

All provisions in this Second Amendment related to the Shares and the Purchase Price Promissory Note shall survive Closing.

Except as expressly amended herein, the Agreement remains unchanged in all respects and in full force and effect in accordance with its terms.

[Signature Page Follows]

Very truly yours,

DC CINEMA CENTERS, LLC

By:

________________________

A. Dale Mayo, Manager

ACKNOWLEDGED AND AGREED
IN EACH AND EVERY RESPECT:

DIGITAL CINEMA DESTINATIONS CORP.

By: _______________________
Name: A. Dale Mayo
Title: President

CINEMA SUPPLY, INC.
d/b/a CINEMA CENTERS

By:  _______________________
Name:
Title:

MARVIN TROUTMAN

___________________________

DORIS TROUTMAN

___________________________

Second Amendment to APA

MCNEES WALLACE & NURICK LLC, as
Escrow Agent

By:  _________________________
Name:
Title:

And solely with respect to Sections 2.6(a),
2.8, 2.9 and 2.10

GINA DISANTO

__________________________

TRUDY WITHERS

___________________________

VAN TROUTMAN

___________________________

 Second Amendment to APA

Exhibit A

Form of Purchase Price Promissory Note

PROMISSORY NOTE

U.S. $1,000,000.00

April ______, 2012

         Westfield, New Jersey

FOR VALUE RECEIVED, Digital Cinema Destinations Corp. and DC Cinema Centers, LLC, a Delaware limited liability company (jointly and severally, the “Maker”), hereby promises to pay to the order of Cinema Supply, Inc., a Pennsylvania corporation (“Cinema”), the principal amount of ONE MILLION ($1,000,000.00) Dollars, together with interest on the unpaid principal balance until fully paid as hereinafter described, which principal and accrued interest shall be payable on or before one hundred fifty (150) days after the Closing Date, as defined in the Agreement (as defined below) (the “Maturity Date”).  From the date hereof until the earlier of (i) the date on which all amounts due hereunder have been paid in full, or (ii) the Maturity Date, this Note shall bear interest at the fixed rate of six (6%) percent.  If all such amounts due hereunder have not been timely paid by the Maturity Date as required hereunder, then on the day after the Maturity Date and continuing until the date on which all amounts due hereunder have been paid in full, the interest rate under this Note shall be increased to ten (10%) percent.

The payments due under this Note (the “Note”) shall be paid in lawful money of the United States of America to Cinema in immediately available funds at such address as it may designate by notice in writing to the Maker.

1.

Prepayment.  The Maker may prepay this Note in whole or in part without penalty at any time.

2.

Event of Default.  The entire unpaid principal amount under this Note due thereon, together with all interest due thereon, shall forthwith become and be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, if the Maker fails to pay the obligation evidenced hereby on or before the Maturity Date (herein called “Event of Default”).

3.

Acknowledgement. The Maker and Cinema acknowledge that this Note is being executed and delivered by the Maker in substitution for paying to Cinema  $1,000,000.00 of the Purchase Price required to be paid to Cinema pursuant to that certain Asset Purchase Agreement, dated as of May 3, 2011, as amended by that certain Amendment to Asset Purchase Agreement, dated June 30, 2011, and as further amended by that certain Second Amendment to Asset Purchase Agreement, dated March 31, 2012 (as amended, the “Agreement”), by and among Cinema Supply, Inc., d/b/a Cinema Centers, Marvin Troutman, Doris Troutman, DC Cinema Centers, LLC, McNees Wallace & Nurick LLC, as Escrow Agent, and, solely with respect to Sections of the Agreement 2.6(a), 2.8, 2.9 and 2.10, Gina DiSanto, Trudy Withers, and Van Troutman.

Promissory Note

4.

Remedies.  If an Event of Default specified in Section 2 hereof shall have occurred and be continuing, the holder may proceed to enforce the payment of all sums due upon this Note or to enforce all other legal or equitable rights of the holder and remedies it may have at law or in equity.

5.

Joint and Several Obligations and Liabilities.  If Maker consists of more than one (1) person, corporation or other entity, the obligations and liabilities of such persons, corporations or other entities under this Note shall be joint and several, and the word "Maker" shall mean all or some or any of them.

6.

Amendments and Waivers.  Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Maker and Cinema.

7.

Notices. All notices, requests, consents, and other communications with respect to this Note shall be in writing and shall be deemed delivered (i) three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Maker:

Digital Cinema Destinations Corp

250 East Broad Street

Westfield, New Jersey 07090

Attention: A. Dale Mayo, Manager

Telephone: (908) 396-1362

Facsimile:  (908) 396-1363

And

DC Cinema Centers, LLC

250 East Broad Street

Westfield, New Jersey 07090

Attention:  A. Dale Mayo, Manager

Telephone: (908) 396 1362

Facsimile:  (908) 396-1363

2

If to Cinema:

Cinema Supply, Inc.

502 South Market Street

Millersburg, PA 17061-0146

Attn:  Gina T. DiSanto, CEO

Telephone:  (717) 692-4744

Facsimile: (717) 692-3073

With a copy to:

McNees Wallace & Nurick LLC

100 Pine Street

P.O. Box 1166

Harrisburg, Pennsylvania

Attention:  Rhonda M. Weaver, Esq.

Telephone: (717) 237-5434

Facsimile:  (717) 260-1755

(ii)

Any party may give any notice, request, consent or other communication with respect to this Note using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended.  Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

8.

Conflicting Agreements.  In the event of any inconsistencies between the terms of this Note and the terms of any other document related to this Note, the terms of this Note shall prevail.

9.

Governing Law.  This Note shall be governed by and construed under the laws of the Commonwealth of Pennsylvania (the “Commonwealth”) as applied to agreements among residents of the Commonwealth entered into and to be performed entirely therein.  THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

10.

Waivers.  The nonexercise by either party of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

3

THE MAKER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE, AFTER AN EVENT OF DEFAULT TO APPEAR AT ANY TIME FOR CINEMA IN ANY ACTION BROUGHT AGAINST THE MAKER ON THIS NOTE AT THE SUIT OF CINEMA, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST THE MAKER FOR THE ENTIRE UNPAID PRINCIPAL OF THIS NOTE AND ALL OTHER SUMS PAID BY CINEMA TO OR ON BEHALF OF THE MAKER PURSUANT TO THE TERMS OF THIS NOTE, AND ALL ARREARAGES OF INTEREST THEREON, TOGETHER WITH COSTS OF SUIT, AND ANY OTHER SUMS SECURED BY THIS NOTE, ATTORNEY'S COMMISSION OF TEN PERCENT (10%) FOR COLLECTION; AND FOR SO DOING THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT.  THE MAKER HEREBY VOLUNTARILY, KNOWINGLY AND UNDERSTANDABLY WAIVES ANY RIGHT TO PRIOR NOTICE OR TO A HEARING IN CONNECTION WITH THE ENTRY OF ANY SUCH CONFESSED JUDGMENT OR THE COLLECTION OF SUCH JUDGMENT BY ATTACHMENT, LEVY OR SALE OF OR AGAINST THE MAKER'S REAL OR PERSONAL PROPERTY.

THE MAKER STATES THAT IT HAS BEEN REPRESENTED BY COUNSEL DURING THE NEGOTIATION, PREPARATION, EXECUTION AND DELIVERY OF THIS NOTE.

THE AUTHORITY GRANTED HEREIN TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF BUT SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES UNTIL PAYMENT IN FULL OF ALL THE AMOUNTS DUE HEREUNDER.

The remedies of Cinema shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Cinema, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

4

IN WITNESS WHEREOF, the Maker has caused its duly authorized officer to execute this Note as of the date first written above.

Digital Cinema Destinations Corp. By: __________________________ Name: A. Dale Mayo Title: President	DC Cinema Centers, LLC By: __________________________ Name: A. Dale Mayo Title: Manager

5

DISCLOSURE FOR CONFESSION OF JUDGMENT

THE UNDERSIGNED HAVE EXECUTED, AS OF THE ______ DAY OF APRIL, 2012, A PROMISSORY NOTE UNDER WHICH THE UNDERSIGNED ARE OBLIGATED, JOINTLY AND SEVERALLY, TO REPAY ONE MILLION DOLLARS AND NO CENTS ($1,000,000.00), TO THE PAYEE, CINEMA SUPPLY, INC. ("PAYEE").

INITIALS:  _________

INITIALS:  _________

A REPRESENTATIVE OF PAYEE HAS EXPLAINED TO THE UNDERSIGNED THAT THE NOTE CONTAINS WORDING THAT WOULD PERMIT PAYEE TO ENTER JUDGMENT AGAINST THE UNDERSIGNED AT THE COURTHOUSE, WITHOUT NOTICE TO THE UNDERSIGNED AND WITHOUT OFFERING THE UNDERSIGNED AN OPPORTUNITY TO DEFEND AGAINST THE ENTRY OF JUDGMENT, AND THAT THE JUDGMENT MAY BE COLLECTED BY ANY LEGAL MEANS.

INITIALS:  ____________

INITIALS:  ____________

IN EXECUTING THE NOTE, THE UNDERSIGNED IS KNOWINGLY, UNDERSTANDINGLY, AND VOLUNTARILY WAIVING ITS RIGHTS TO RESIST THE ENTRY OF JUDGMENT AGAINST THE UNDERSIGNED AT THE COURTHOUSE, AND THE UNDERSIGNED IS CONSENTING TO THE CONFESSION OF JUDGMENT.

INITIALS:  ____________

INITIALS:  ____________

EACH UNDERSIGNED HEREBY CERTIFIES, FOR ITSELF ONLY, THAT ITS RESPECTIVE ANNUAL INCOME EXCEEDS TEN THOUSAND DOLLARS ($10,000.00), THAT THE BLANKS IN THIS DISCLOSURE WERE FILLED IN WHEN THE UNDERSIGNED INITIALED AND SIGNED IT, AND THAT IT RECEIVED A COPY AT THE TIME OF SIGNING.

DIGITAL CINEMA DESTINATIONS CORP. By: __________________________ Name: A. Dale Mayo Title: President	DC CINEMA CENTERS, LLC By: __________________________ Name: A. Dale Mayo Title: Manager

Dated as of ________________, 2012

For Promissory Note

Exhibit B

Form of Extended Closing Period Promissory Note

DISCLOSURE FOR CONFESSION OF JUDGMENT

THE UNDERSIGNED HAS EXECUTED, AS OF THE 31ST DAY OF MARCH, 2012, A PROMISSORY NOTE UNDER WHICH THE UNDERSIGNED IS OBLIGATED TO REPAY ONE HUNDRED THOUSAND DOLLARS AND NO CENTS ($100,000.00), TO THE PAYEE, CINEMA SUPPLY, INC. ("PAYEE").

INITIALS: [signature]

INITIALS: [signature]

INITIALS: [signature]

{A2837048:1}

Digital Cinema Destinations Corp.

By: [signature]
Name: A. DALE MAYO
Title: CEO

Dated as of March 31, 2012

{A2837048:1}

For Promissory Note

Exhibit C

Form of Lock-Up Agreement

Digital Cinema Destination Corp.

Public Offering of Class A Common Stock

            , 2012

Dominick & Dominick LLC

Maxim Group LLC

As Representatives of the several Underwriters,

c/o Dominick & Dominic LLC

150 East 52nd Street

New York, N.Y. 10022

Ladies and Gentlemen:

This letter (referred to herein as this “Lock-Up Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Digital Cinema Destinations Corp., a Delaware corporation (the “Company”), and you as representatives of the Underwriters of an underwritten public offering of Class A common stock, $0.01 par value, of the Company.  The shares of Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter collectively referred to as the “Common Stock.”  The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations.  The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into the Underwriting Agreement with the Company with respect to the Offering.

In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Dominick & Dominick LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition, effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned) file, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of Common Stock of the Company (including, without limitation, any Directed Shares that the undersigned may purchase) or any securities convertible into or exercisable or exchangeable for such Common Stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement (the “Lock-Up Period”), other than shares of Common Stock disposed (i) of as bona fide gifts approved by Dominick & Dominick LLC and the recipient thereof agrees in writing with Dominick & Dominick LLC to be bound by the terms of this Lock-Up Agreement and confirms that he, she or it has been in compliance with the terms of this Lock-Up Agreement since the date hereof or (ii) by will in intestacy.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or material news, as applicable, unless Dominick & Dominick LLC waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any waiver of the extension of the Lock-Up Period, if any, pursuant to the previous paragraph will be delivered by Dominick & Dominick LLC to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.  In addition, the undersigned agrees that it will not, without the prior written consent of Dominick & Dominick LLC, during the Lock-Up Period, as may be extended pursuant to the terms of this Lock-Up Agreement, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock.

Notwithstanding anything to the contrary contained herein, the Seller may transfer Shares to an affiliate, stockholder or director of the Seller or any family member thereof, provided such transfer complies with Section 4(2) of the Securities Act of 1933 or the regulations promulgated thereunder.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or major shareholder]

[Name and address of officer, director or major shareholder]

NEW BERWICK DEVELOPERS, LLC
c/o Developers Realty Corporation
1224 Mill Street, Building D, Suite 103
East Berlin, Connecticut 06023

March 30, 2012

Gina DiSanto
Chief Executive Officer and Manager
Cinema Supply, Inc. d/b/a Cinema Centers
502 S. Market St.
Millersburg, Pennsylvania 17061

Re: Bloomsburg Cinema
Bloomsburg, PA

Dear Ms. DiSanto:

The undersigned, with intent to be legally bound, agrees and certifies to Cinema Supply, Inc. d/b/a Cinema Centers ("Tenant"), DC Cinema Centers, LLC ("DC") and their successors and assigns, as follows:

(1) Tenant is the existing tenant under a written lease dated July 29, 1992, with Marion Eisenbaum Self Trust, predecessor in interest to New Berwick Developers, LLC, a Pennsylvania limited liability company ("Landlord"), for the leased premises (the "Leased Premises") known as 1879 Columbia Blvd., Bloomsburg, Pennsylvania 17815 (the "Original Lease"). The Original Lease has been amended by the following (the Original Lease, together with the below amendments, shall be referred to herein as the "Lease"):

a. Addendum to Lease dated July 29, 1992;
b. Lease Commencement Letter dated July 29, 1992;
c. Amendment to Lease dated November 12, 1996;
d. Second Amendment to Lease dated July 11, 2007;
e. Third Amendment to Lease dated October 9, 2009;
f. Notice from Landlord dated February 15, 2011 regarding address change; and
g. Guaranty of Marvin Troutman dated November 11, 1996 (the "Guaranty").

All capitalized terms not defined herein shall have the meaning ascribed to them in the Lease.

{A2797897:1}

Gina DiSanto
Chief Executive Officer and Manager
Cinema Supply, Inc. d/b/a Cinema Centers
Page 2

(2) The Lease has not been further amended and constitutes the only agreement between Landlord and Tenant with respect to the Leased Premises, except for a Memorandum of Lease dated July 29, 1992.

(3) The Commencement Date of the Lease was January 29, 1995, and the Lease term expires on July 31, 2019, unless earlier terminated in accordance with the terms of the Lease. The Lease is in full force and effect.

(4) Landlord is the fee simple owner of the Leased Premises. The Leased Premises is free and clear of all mortgages, deeds of trust, judgments, liens and security interests, except as otherwise set forth on Exhibit A attached hereto and made a part hereof and any financing of Tenant that may currently exist.

(5) As of the date of this letter, to Landlord's knowledge, Tenant is not in default in the performance of the provisions of the Lease and no notices of default have been given by Landlord to Tenant that remain uncured, and no event has occurred and no conditions exist which, with the giving of notice or the passage of time, or both, would constitute a default under the Lease by Tenant.

(6) As of the date of this letter, Tenant has paid minimum rent through March 31, 2012, and is current in the payment of all other monetary obligations imposed upon Tenant by the provisions of the Lease. As of the date of this letter, Tenant has paid additional rent (including Percentage Rent, Common Facilities Charges, and Real Estate Taxes) through March 31, 2012.

(7) Landlord acknowledges that DC is contemplating taking an assignment of Tenant's interest in the Lease (the "Assignment"). Landlord acknowledges that upon DC taking said Assignment and assuming all of the obligations of Tenant under the Lease, it will recognize DC as the tenant under and upon the terms set forth in the Lease and any requirement set forth in the Lease that Landlord approve the form of the agreement of Assignment between Tenant and DC is hereby waived. Landlord consents to and approves the Assignment. Landlord acknowledges that the trade name under which DC shall operate its business within the Premises may change as a result of the Assignment and any requirement in the Lease related to operating under a particular trade name, including without limitation the requirement set forth in Section 1.18 of the Lease, shall not be applicable to DC after the Assignment. Notwithstanding anything herein or in the Lease or Guaranty to the contrary, as of the date of the Assignment, the Guaranty shall continue for a period of one (1) year following the Assignment, after which period of time, Marvin Troutman shall be released from all obligations thereunder.

(8) As of the date of this letter, Landlord is not in default in the performance of the provisions of the Lease, and to its knowledge, no event has occurred and no conditions exist which, with the giving of notice or the passage of time, or both, would constitute a default under the Lease by Landlord.

{A2797897:1}

Gina DiSanto
Chief Executive Officer and Manager
Cinema Supply, Inc. d/b/a Cinema Centers
Page 3

(9) All conditions to the effectiveness of the Amendment to Lease dated November 12, 1996 have been satisfied.

(10) Landlord acknowledges that DC shall have the right, at its sole option, to finance the ongoing operation of the business to be conducted on the Leased Premises and that pursuant thereto, at any time during the Lease term, DC shall have the right to encumber or grant a security interest in the Lease (by leasehold mortgage, assignment or otherwise) and in any buildings, improvements, equipment, apparatus, trade fixtures, and inventory which are owned, installed, or located by DC on the Leased Premises to any lender which provides financing for the secured tenant property or for the operation of the business operated by DC. Landlord further acknowledges and agrees that any such security interest granted by DC shall automatically, and without further action or documentation, upon recording of the same, be superior to the lien of any encumbrance or other security interest which may hereafter be placed upon the Leased Premises or any improvements located thereon by a party other than DC, and to any rights granted to Landlord hereunder or available to Landlord under applicable law. In addition to such subordination, Landlord shall waive the benefit of any applicable lien on the property of DC as may be permitted under the laws of the Commonwealth of Pennsylvania. Furthermore, if the holder of any such security interest in the Leased Premises shall succeed to the interest of DC under the Lease, Landlord hereby agrees to recognize such holder as tenant thereunder. The foregoing acknowledgment and agreement of subordination by Landlord shall be self-operative and no further instrument of subordination shall be required; provided, however, upon the request of DC or any lender of DC, Landlord shall provide lien waivers, leasehold mortgage consents and any other reasonable documentation customarily required by commercial lenders to further evidence these provisions. Notwithstanding anything in this Paragraph 10 to the contrary, DC shall not be entitled to encumber Landlord's fee title to the Leased Premises and any liens or encumbrances applicable to Landlord's fee title to the Leased Premises shall not be subordinate to, or affected by, any grant of a lien or security interest by DC.

(11) Landlord acknowledges that the movies and live events (such as sports, opera and pop concerts) industry is changing and that the primary delivery system for films will be transmission of films via satellite. For this reason, DC will need to install satellite dishes on the roof of the Leased Premises, which dishes will be non-penetrating (ballast mounted). Further, DC is contemplating the installation of a solar panel system on the roof of the Leased Premises for use in the operation of the theater, which solar panel system would be non-penetrating (ballast mounted). Landlord agrees that DC shall have the right to install the satellite dishes and solar panel system on the roof of the Leased Premises, provided that the plans and specifications for the satellite dishes and solar panel system are first approved in writing by Landlord (which approval shall not be unreasonably withheld).

(12) Landlord represents and warrants that it has full right, title and authority to certify and agree to the provisions in this letter without the consent of any third party.

{A2797897:1}

Gina DiSanto
Chief Executive Officer and Manager
Cinema Supply, Inc. d/b/a Cinema Centers
Page 4

(13) Landlord acknowledges and agrees that in connection with DC's closing on the Assignment, DC is relying on all of the representations, warranties, and certifications of Landlord contained in this letter.

Very truly yours,
New Berwick Developers, LLC

By: ______________________
Name:
Title:

{A2797897:1}

Gina DiSanto
Chief Executive Officer and Manager
Cinema Supply, Inc. d/b/a Cinema Centers
Page 5

Exhibit "A"

List any existing mortgages and liens pursuant to Section 4

NONE.

{A2797897:1}

GUARANTY

FOR VALUE RECEIVED, and in consideration for, and as an inducement to New Berwick Developers, LLC ("Landlord") to consent to the assignment of the written lease dated July 29, 1992 (as amended and assigned, collectively, the "Lease"), originally between Landlord's predecessor, Marion Eisenbaum Self Trust, and Cinema Center, Inc., now Cinema Supply, Inc., d/b/a Cinema Centers ("Tenant"), for the leased premises (the "Leased Premises") known as 1879 Columbia Blvd., Bloomsburg, Pennsylvania, to DC Cinema Centers, LLC, as of the Closing (as hereinafter defined), DC Westfield Cinemas, LLC (the "Guarantor") unconditionally guarantees the full performance and observance of all the covenants, conditions and agreements provided in the Lease to be performed and observed by Tenant, Tenant's successors and assigns, and expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall not be terminated, affected or impaired by reason of the granting of any indulgences by Landlord to Tenant or by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by the relief of the Tenant from any of Tenant's obligations under the Lease by operation of law or otherwise (including, but without limitation, the rejection of the Lease in connection with proceedings under the bankruptcy laws now or hereafter enacted); the Guarantor hereby waiving all suretyship defenses.

The Guarantor further covenants and agrees that its liability under this Guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of the Lease, whether or not the Guarantor shall have received any notice of or consented to such renewal, modification or extension. The Guarantor further agrees that its liability under this Guaranty shall be primary and that, in any right of action which shall accrue to Landlord under the Lease, Landlord may, at Landlord's option, proceed against the Guarantor and Tenant, jointly and severally, and may proceed against the Guarantor without having commenced any action against or having obtained any judgment against Tenant.

It is agreed that the failure of Landlord to insist in any one or more instances upon a strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise any right therein contained shall not be construed or deemed to be waiver or relinquishment for the future of such term, provision, covenant or right, but the same shall continue and remain in full force arid effect.

Receipt by Landlord of rent with knowledge of the breach of any provision of the Lease shall not be deemed a waiver of such breach.

No subletting, assignment or other transfer of the Lease, or any interest therein, shall operate to extinguish or diminish the liability of the Guarantor under this Guaranty; and wherever reference is made to the liability of Tenant named in the Lease, such reference shall be deemed likewise to refer to the Guarantor.

In the event of an alleged breach of this Guaranty or any action to enforce Landlord's rights under this Guaranty, Landlord shall be entitled to recover the reasonable attorneys' fees as part of its damages.

Guarantor and Landlord waive all such rights as they may have to a trial by jury in all actions of proceedings between them, in any court, arising out of or relating to this Guaranty.

NY-961344 v4

1

Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall not be effective unless and until closing between Cinema Supply, Inc. and DC Cinema Centers, LLC occurs and DC Cinema Centers, LLC assumes the Lease (the "Closing"). If for any reason, Closing does not occur by April 30, 2012, this Guaranty shall automatically terminate and become null and void.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Guarantor has hereunto set its hand and seal this 4th day of April, 2012.

Witness:

GUARANTOR:

Brett Marks

By: ______________________
DC Westfield Cinema, LLC
Name: A. Dale Mayo
Title: Manager

Guaranty – Bloomsburg Site

Sim Zim Associates LP

P.O. Box 5233
Springfield, PA 19064

Joseph F. Frio
(610) 721-7777
joefrio@comcast.net

June 29, 2011

Gina DiSanto
Chief Executive Officer and Manager
Cinema Supply, Inc. d/b/a Cinema Centers
502 S. Market St.
Millersburg, Pennsylvania 17061

Re: Cinema Center, Camp Hill, PA

Dear Ms. DiSanto:

The undersigned, with intent to be legally bound, agrees and certifies to Cinema Supply, Inc. d/b/a Cinema Centers ("Tenant"), DC Cinema Centers, LLC ("DC"), and their successors and assigns, as follows:

(1) Tenant is the existing tenant under a written lease dated February 2, 2004, with Sanndrel of Pennsylvania Trust, predecessor in interest to Sim Zim Associates, LP ("Landlord"), for the leased premises (the "Leased Premises") known as 3431 Simpson Ferry Road, Camp Hill, Pennsylvania 17011 (the "Lease").

All capitalized terms not defined herein shall have the meaning ascribed to them in the Lease.

(2) The Lease has not been amended and constitutes the only agreement between Landlord and Tenant with respect to the Leased Premises, except for the following:

a. Memorandum of Lease dated March 17, 2004 and recorded in the applicable Office of the Recorder of Deeds in Book 706, Page 4237;
b. Amended and Restated Memorandum of Lease dated March 17, 2004 and recorded in the applicable Office of the Recorder of Deeds in Book 706, Page 4528; and
c. Guaranty of Lease from Doris H. and Marvin R. Troutman dated February 2, 2004.

Gina DiSanto
June 28, 2011
Page Two

(3) The Lease Commencement Date was February 2, 2004, the Rent Commencement Date was November 2, 2004, and the Lease term expires on November 1, 2019 unless earlier terminated in accordance with the terms of the Lease. The Lease is in full force and effect.

(4) Landlord is the fee simple owner of the Leased Premises and the sole Landlord under the Lease. The Leased Premises is free and clear of all mortgages, deeds of trust, judgments, liens and security interests, except as otherwise set forth on Exhibit A attached hereto and made a part hereof.

(5) As of the date of this letter, to Landlord's knowledge, Tenant is not in default in the performance of the provisions of the Lease and no notices of default have been given by Landlord to Tenant that remain uncured, and no event has occurred and no conditions exist which, with the giving of notice or the passage of time, or both, would constitute a default under the Lease by Tenant.

(6) As of the date of this letter, Tenant has paid fixed minimum rent through June 1, 2011and is current in the payment of all other monetary obligations imposed upon Tenant by the provisions of the Lease. As of the date of this letter, Tenant has paid additional rent (including without limitation Tax Rent and Common Area Rent) through June 1, 2011.

(7) Landlord acknowledges that DC is contemplating taking an assignment of Tenant's interest in the Lease (the "Assignment"). Landlord acknowledges that upon DC taking said Assignment and assuming all of the obligations of Tenant under the Lease, it will recognize DC as the tenant under and upon the terms set forth in the Lease. Pursuant to Section 18 of the Rider to Lease, Landlord hereby consents to the Assignment to DC, as aforesaid, and any requirement set forth in the Lease that Landlord approve the form of the agreement of Assignment between Tenant and DC is hereby waived.

(8) Landlord further acknowledges and agrees that no consideration is due to Landlord either from Tenant or DC as a result of the Assignment. Landlord shall be due a legal/administrative fee pursuant to the terms of the Lease, for Landlord's cost to review and consider the Assignment and all other provisions outlined herein

(9) As of the date of this letter, Landlord is not in default in the performance of the provisions of the Lease, and no event has occurred and no conditions exist which, with the giving of notice or the passage of time, or both, would constitute a default under the Lease by Landlord.

(10) Landlord acknowledges and agrees that as of the effective date of the Assignment, Marvin R. and Doris H. Troutman are hereby released from all obligations set forth in that certain Guaranty of Lease by Doris H. and Marvin R. Troutman dated February 2, 2004. However, pursuant to Section 18 of the Rider to Lease, Cinema Supply, Inc., shall not be released from liability. In the event that Cinema Supply, Inc. and DC do not complete the transaction contemplated herein, the Guaranty of Lease by Doris H. and Marvin R. Troutman dated February 2, 2004 shall remain in effect.

Gina DiSanto
June 28, 2011
Page Three

(11) Landlord acknowledges that DC shall have the right, at its sole option, to finance the ongoing operation of the business to be conducted on the Leased Premises and that pursuant thereto, at any time during the Lease term, DC shall have the right to encumber or grant a security interest in the Lease (by leasehold mortgage, assignment or otherwise) and in any improvements, equipment, apparatus, trade fixtures, and inventory which are owned, installed, or located by DC on the Leased Premises to any lender which provides financing for the secured tenant property or for the operation of the business operated by DC. . Landlord hereby agrees to extend to the Tenant, all rights (as specified in the Lease-Article 16A) to obtain leasehold financing. Furthermore, if the holder of any such security interest in the Leased Premises shall succeed to the interest of DC under the Lease, Landlord hereby agrees to recognize such holder as tenant thereunder. The foregoing acknowledgment and agreement of subordination by Landlord shall be self-operative and no further instrument of subordination shall be required; , as indicated in Article 16A of the Lease. Notwithstanding anything in this Paragraph 11 to the contrary, DC shall not be entitled to encumber Landlord's fee title to the Leased Premises and any liens or encumbrances applicable to Landlord's fee title to the Leased Premises shall not be subordinate to, or affected by, any grant of a lien or security interest by DC.

(12) Landlord acknowledges that the movies and live events (such as sports, opera and pop concerts) industry is changing and that the primary delivery system for films will be transmission of films via satellite. For this reason, DC will need to install satellite dishes on the roof of the Leased Premises, which dishes will be non-penetrating (ballast mounted). Further, DC is contemplating the installation of a solar panel system on the roof of the Leased Premises for use in the operation of the theater, which solar panel system would be non-penetrating (ballast mounted). Landlord agrees that DC shall have the right to install the satellite dishes and solar panel system on the roof of the Leased Premises, provided that the plans and specifications for the satellite dishes and solar panel system are first approved in writing by Landlord (which approval shall not be unreasonably withheld). If as a result of said installations, the integrity of the roof is breached and/or any applicable warranties are invalidated, Landlord assumes no responsibility to repair/replace/maintain all or any part of the roof.

(13) Landlord represents and warrants that to the best of its knowledge, it has full right, title and authority to certify and agree to the provisions in this letter.

(14) Landlord acknowledges and agrees that in connection with DC's closing on the Assignment, DC is relying on all of the representations, warranties, and certifications of Landlord contained in this letter. Landlord represents and asserts that all of the information contained herein is accurate to the best of its knowledge and understanding.

Very truly yours,
Sim Zim Associates, LP

By: [signature]
Name: Joseph F. Frio
Title: Authorized Partner

EXHIBIT A

The leased premises and the subject property constitutes the collateral for a First Mortgage in favor of Berkadia Commercial Mortgage Company, executed by Landlord, December 2006 and duly recorded in the Recorder's Office of Cumberland County, PA.

LANDLORD'S ESTOPPEL CERTIFICATE

LANDLORD: **Susquehanna Valley Mall Associates**

TENANT: **Cinema Supply, Inc.**

DATE OF LEASE: **September 14, 2000**

DATE OF AMENDMENTS, IF ANY:

Letter dated September 14, 2000

First Amendment of Lease dated March 17, 2001

Merger Consent dated December 30, 2002

Assignment and Assumption Agreement dated January 14, 2003

Merger Consent Letter dated January 21, 2003

Landlord Waiver dated November 6, 2009

PREMISES: **Space T1-12 located at Susquehanna Valley Mall, approximately 40,000 square feet**
One Susquehanna Valley Mall Drive, Selinsgrove, PA 17870

Dear Sir/Madam:

The undersigned **Landlord** hereby certifies to and agrees with **Tenant** that:

1. Tenant has accepted and is in possession of and conducting its business at the Premises pursuant to the above-described lease (the **"Lease"**). The Lease term commenced on November 17, 2000 and the term of the Lease will expire on February 28, 2022. So long as Tenant is not in default, Tenant has a right to renew the term of the Lease for two (2) additional periods. The first is for a renewal period of five (5) years and the second is for a renewal period of four (4) years.

2. To the best of Landlord's knowledge, any improvements required by the terms of the Lease to be made by Landlord have been completed to the satisfaction of Tenant in all respects, and Landlord has fulfilled all of its duties under the Lease. Additionally, to the best of Landlord's knowledge, there are no uncured defaults by

Landlord under the Lease. No sums are due by Landlord to Tenant under the Lease or under any other agreement between Landlord and Tenant. There are no existing defenses or offsets which the Tenant has against its obligations to pay the rent or other charges due under the Lease or against the enforcement of the Lease by Landlord.

3. (a) As of this date, the amount of monthly Minimum Rent is $21,250.00. As of this date, the amount of monthly Common Area Maintenance Charge is $2,500.00. As of this date, the amount of monthly Insurance is $2,327.86. Tenant is billed quarterly for Sewer. The most recent quarter's charge is $1,011.18. Tenant pays Real Estate, School and County taxes twice a year.

(b) No rents or charges have been paid in advance by Tenant.

(c) As of this date, Tenant owes January, 2012 and February, 2012 charges in the amount of $53,736.39.

(d) No security deposit was given by Tenant.

4. As of this date, Tenant has not been defaulted for non-payment of Rent. Other than this, Landlord has no knowledge of any other default under the Lease by Tenant.

5. Landlord acknowledges that DC Cinema Centers, LLC (DC) is contemplating taking an assignment of Tenant's interest in the Lease. Should Landlord agree to the assignment of the Lease to DC, Landlord further acknowledges and agrees that no consideration other than payment of Rent, Additional Rent and the $500.00 administrative fee is due to Landlord either from Tenant or DC as a result of the possible assignment.

6. Landlord represents and warrants that it has full right, title and authority to certify and agree to the provisions in this letter without the consent of any third party.

7. This certificate shall be binding on the undersigned, its successors and assigns and may be relied on by Tenant, DC and their respective lenders, successors and assigns.

LANDLORD:

PREIT-RUBIN, INC., as Agent for
SUSQUEHANNA VALLEY MALL ASSOCIATES

By: [signature]
Name: Joseph F. Coradino
Title: President

Date: February 7, 2012

CINEMA SUPPLY COMPANY, INC.

P.O BOX 146, 502 SOUTH MARKET ST. MILLERSBURG, PA 17061
TELEPHONE: (717)692-4744 OR 800-437-5505 FAX: (717)692-3073

ASSIGNMENT OF LEASE

AND

AMENDMENT OF LEASE

THIS AGREEMENT, made this 2 day of APRIL, 2012, by and among **SUSQUEHANNA VALLEY MALL ASSOCIATES** (hereinafter called **Landlord**), **CINEMA SUPPLY INC. t/a CINEMA CENTER** (hereinafter called **Assignor**) and **DC CINEMA CENTERS, LLC t/a CINEMA CENTER** (hereinafter called **Assignee**).

W I T N E S S E T H:

WHEREAS, on September 14, 2000, as amended by Letter dated September 14, 2000, the First Amendment of Lease dated March 17, 2001, Landlord's Consent to Merger dated December 30, 2002, Assignment and Assumption of Lease dated January 14, 2003, Landlord's Consent to Merger dated January 21, 2003 and Landlord Waiver dated November 6, 2009, Landlord and Assignor's predecessor-in-interest entered into a lease (said lease, together with all prior amendments thereto, if any, are collectively hereinafter called the **Lease**) pursuant to which Landlord let unto Assignor the premises designated as Store No. T1-12 located in the Susquehanna Valley Mall, Selinsgrove, Pennsylvania (hereinafter called the **Premises**); and

WHEREAS, Assignor desires to assign the Lease to Assignee and Assignee desires to acquire the rights and assume the obligations of Assignor under the Lease upon the date of closing between Assignor and Assignee pursuant to the Asset Purchase Agreement (the **APA**) between Assignor and Assignee dated May 3, 2011, as amended June 30, 2011(the **Effective Date**). Assignor and Assignee to provide Landlord with Notice of closing no later than ten (10) days prior to it at the Notice Address provided in the Lease; and

WHEREAS, Landlord is willing to give its consent to such assignment on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, each intending to be legally bound hereby, covenant and agree as follows:

1. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Lease unless otherwise modified in this Assignment of Lease.

CinemaSupply-SusquehannaValley-C-FINAL (2).doc
March 29, 2012 / Uy/GO

- 1 -

2. Assignor hereby assigns to Assignee all of its right, title and interest in and to the Lease, together with all benefits and advantages to be derived therefrom, said assignment to be effective as of the Effective Date.

3. Landlord hereby agrees that its consent shall remain effective until April ~~1X~~ 30, 2012 should the closing not occur within thirty (30) days of the date of this Agreement.

4. Assignee, for the direct benefit of Landlord, hereby assumes the timely and true performance of all of the rents, terms, covenants, conditions, and provisions of the Lease hereby assigned at the time and manner set forth in the Lease (including without limitation the obligations to pay the Minimum Rent, Percentage Rent and Additional Rent and to use the Premises as more fully set forth in said Lease), all with the same force and effect as if Assignee had executed the Lease originally as the tenant named therein. Assignee hereby agrees that the obligations herein assumed by Assignee shall inure jointly to the benefit of Landlord and Assignor. The liability of Assignee under the Lease shall become primary; provided, however, Assignor shall not be released in any respect from its obligation to fully perform all of its covenants under the Lease. Landlord shall provide Assignor copies of all defaults by Assignee under the Lease to the notice address provided for in the Lease. Assignor shall be provided the right to cure any defaults of Assignee under the Lease within the cure periods as provided for in the Lease. Assignor agrees that neither the waiver by Landlord of any rights against Assignee under the Lease nor any modifications to the Lease made by Landlord and Assignee without Assignor's consent nor any consents given by Landlord pursuant to the Lease nor any subsequent assignments by Assignee of its interest in the Lease shall in any way modify or release Assignor from any of its obligation to Landlord under the Lease, all of which obligations shall remain as heretofore. Assignor hereby covenants that the Lease is valid and existing according to its terms.

5. Assignee covenants and agrees that if there is an Event of Default, then Landlord may, without limitation, cause judgments for money to be entered against Assignee and, for those purposes, Assignee hereby grants the following warrant of attorney: (i) Assignee hereby irrevocably authorizes and empowers any prothonotary, clerk of court, attorney of any court of record and/or Landlord (as well as someone acting for Landlord) in any and all actions commenced against Assignee for recovery of the rent and/or other amounts to be paid to Landlord by Assignee to appear for Assignee, and assess damages and confess or otherwise enter judgment against Assignee, for all or any part of the rent and/or other amounts to be paid to Landlord by Assignee, together with interest, costs and an attorneys' commission of five percent (5%) of the full amount of such rent, amounts and sums, and thereupon writs of execution as well as attachment may

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forthwith issue and be served, without any prior notice, writ or proceeding whatsoever; (ii) the warrant of attorney herein granted shall not be exhausted by one or more exercises thereof but successive actions may be commenced and successive judgments may be confessed or otherwise entered against Assignee from time to time as often as any of the rent and/or other amounts and sums shall fall or be due or be in arrears, and this warrant of attorney may be exercised after the termination or expiration of the term and/or during or after any extensions of the term or renewals of this Lease; and (iii) the provisions of Section 6 below are incorporated herein by this reference thereto.

6. Assignee covenants and agrees that if there is an Event of Default or this Lease is terminated or the term or any extensions or renewals thereof is terminated or the term or any extensions or renewals thereof is terminated or expires, then, and in addition to the rights and remedies set forth in Section 5 above, Landlord may, without limitation, cause judgments in ejectment for possession of the Premises to be entered against Assignee and, for those purposes, Assignee hereby grants the following warrant of attorney: (i) Assignee hereby irrevocably authorizes and empowers any prothonotary, clerk of court, attorney of any court of record and/or Landlord (as well as someone acting for Landlord) in any and all actions commenced for recovery of possession of the Premises to appear for Assignee and confess or otherwise enter judgment in ejectment for possession of the Premises against Assignee and all persons claiming directly or indirectly by, through or under Assignee, and thereupon writ of possession may forthwith issue and be served, without any prior notice, writ or proceeding whatsoever; (ii) if, for any reason after the foregoing action or actions shall have been commenced, it shall be determined that possession of the Premises should remain in or be restored to Assignee, Landlord shall have the right to commence one or more further actions as hereinbefore set forth to recover possession of the Premises including, without limitation, appearing for Assignee and confessing or otherwise entering judgment for possession of the Premises as hereinbefore set forth; and (iii) the provisions of Section 6 below are incorporated herein by this reference thereto.

7. In any action or proceeding described in sections 5 and/or 6 above, or in connection therewith, if a copy of the Lease is therein verified by Landlord or someone acting for Landlord to be a true and correct copy of the Lease and this agreement (and such copy shall be conclusively presumed to be true and correct by virtue of such verification), then it shall not be necessary to file the original thereof, any statute, rule of court of law, custom or practice to the contrary notwithstanding. Assignee hereby releases to Landlord, anyone acting for Landlord and all attorneys who may appear for Assignee all errors in procedure regarding the entry of judgment or

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judgments by confession or otherwise by virtue of the warrants of attorney contained herein, and all liability therefor. The right to enter judgment or judgments by confession or otherwise by virtue of the warrants of attorney contained in this Lease and to enforce all of the other provisions of this Lease may be exercised by any assignee of Landlord's right, title and interest in this Lease in such assignee's own name, any statute, rule of court or law, custom or practice to the contrary notwithstanding.

8. Landlord's consent to this assignment is conditional upon Assignor paying Landlord all the monetary obligations of Assignor up to the Effective Date. Assignee agrees to pay to Landlord the administrative costs for Landlord's processing this agreement in the amount of Five Hundred and 00/100 Dollars ($500.00) as required by Section 15.01 of the Lease. Assignee agrees to pay to Landlord at the time of execution of this Agreement this sum. Further, Assignor shall be liable for the payment of any transfer taxes assessed on this assignment.

9. Landlord hereby acknowledges that other than what is identified in this Agreement that no other consideration is due as a result of the assignment. Landlord makes this acknowledgement upon the representation by Assignor and Assignee that the APA allocates $1.00 consideration to the Lease and that Assignee is not paying any additional consideration to Assignor for the value of the Lease.

10. For purposes of computation of the Percentage Rent due under the Lease, Assignee shall be deemed to have a first lease year commencing on the Effective Date and ending on the last day of the current year.

11. Landlord hereby consents to the assignment of the Lease by Assignor to Assignee, and hereby agrees that hereafter all notices to be sent to Assignee, as tenant under the Lease, shall be sent to:

DC Cinema Centers, LLC
250 East Broad Street
Westfield, NJ 07090
Attn: Dale Mayo

With a copy to:

Gina DiSanto, CEO
Cinema Supply, Inc.
502 South Market Street
P.O. Box 146
Millersburg, PA 17061-0146

12. As between Assignor and Assignee (and without limiting Landlord's rights set forth herein or in the Lease in any manner), the following shall be applicable:

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(a) Assignor shall indemnify, defend and save harmless Assignee from any and all expenses, costs, liability, causes of action or claims (including reasonable attorney's fees and court costs) made against Assignee with respect to the obligations of Assignor under the Lease accruing prior to the Effective Date.

(b) Assignee shall indemnify, defend and save harmless Assignor from any and all expenses, costs, liabilities, causes of action or claims (including reasonable attorney's fees and court costs) made against Assignor with respect to the obligations of Assignee under the Lease accruing from and after the Effective Date.

13. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

14. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, administrators, executors, successors and assigns. Except as specifically amended hereby, all of the other terms, conditions and covenants contained in the Lease including the confession of judgment contained therein and all other terms whether or not deemed personal covenants shall continue in full force and effect and are hereby ratified and republished.

(SIGNATURES FOLLOW ON NEXT PAGE)

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IN WITNESS WHEREOF, the parties have caused this agreement to be executed the day and year first above written.

LANDLORD:

PREIT-RUBIN, INC., AGENT FOR SUSQUEHANNA VALLEY MALL ASSOCIATES

By:____________________________
JOSEPH F. CORADINO
PRESIDENT

ASSIGNOR:

CINEMA SUPPLY, INC.

Witness:

____

By: Gina T. DeSanto GINA T. DeSanto

Title: CEO

ASSIGNEE:

DC CINEMA CENTERS, LLC

Witness:

____

By:____________________________

Title: Mngr

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CINEMA SUPPLY COMPANY, INC.

P.O BOX 146, 502 SOUTH MARKET ST. MILLERSBURG, PA 17061
TELEPHONE: (717)692-4744 OR 800-437-5505 FAX: (717)692-3073

Susquehanna Valley Mall Associates
c/o PREIT-RUBIN, INC.
The Bellevue
200 South Broad Street
Philadelphia, Pa 19102
Attn: General Counsel

Re: Lease with Cinema Supply, Inc. dated September 14, 2000, as amended and assigned, for certain premises in the Susquehanna Valley Mall, Selinsgrove, PA (the "Lease")

Dear Sir or Madam:

We are writing to memorialize certain agreements among Susquehanna Valley Mall Associates ("Landlord"), Cinema Supply, Inc. ("Tenant") and DC Cinema Centers, LLC ("DC"). As you know, Tenant is contemplating the assignment of its interest in the Lease to DC. As part of the assignment, DC has requested that Landlord acknowledge and agree as follows:

(a) Landlord acknowledges that the movies and live events (such as sports, opera and pop concerts) industry is changing and that the primary delivery system for films will be transmission of films via satellite. For this reason, DC will need to install satellite dishes on the roof of the Leased Premises, which dishes will be non-penetrating (ballast mounted). Further, DC is contemplating the installation of a solar panel system on the roof of the Leased Premises for use in the operation of the theater, which solar panel system would be non-penetrating (ballast mounted). Landlord agrees that DC shall have the right to install the satellite dishes and solar panel system on the roof of the Leased Premises, provided that (i) the plans and specifications for the satellite dishes and solar panel system and any necessary structural changes related thereto (the "Installations") are first approved in writing by Landlord (which approval shall not be unreasonably withheld), and (ii) Tenant, at its sole cost and expense, completes the Installations in accordance with all applicable laws.

(b) Landlord acknowledges that DC shall have the right, at its sole option, to finance the ongoing operation of the business to be conducted on the Leased Premises and that pursuant thereto, at any time during the Lease term, DC shall have the right to encumber or grant a security interest in the Lease (by leasehold mortgage, assignment or otherwise) to any lender which provides financing for the secured tenant property or for the operation of the business operated by DC. Notwithstanding the foregoing, each and every time DC encumbers the Leased Premises, DC shall first obtain a Subordination and Consent Agreement from Landlord, which shall not be unreasonably withheld by Landlord.

Any capitalized terms used herein that are not defined in this letter shall have the meanings ascribed to them in the Lease. Further, to the extent that Tenant does not assign to DC, and DC does not assume from Tenant, the Lease by March 31, 2012, this letter shall be deemed void and of no further force and effect.

Please acknowledge your agreement to the terms of this letter by countersigning where indicated below.

Very truly yours,

CINEMA SUPPLY, INC.

By: *[signature]*

Gina T. DiSanto, CEO and Manager

Agreed to and accepted this ___ day of March, 2012:

DC Cinema Centers, LLC

By: *[signature]*
Name: A. DALE MAYO
Title: MANAGER

Agreed to and accepted this ___ day of ________________, 2012

PREIT-RUBIN, INC., as Agent for Susquehanna Valley Mall Associates

By: ____________________
Name:
Title:

CINEMA SUPPLY COMPANY, INC.

P.O BOX 146, 502 SOUTH MARKET ST. MILLERSBURG, PA 17061
TELEPHONE: (717)692-4744 OR 800-437-5505 FAX: (717)692-3073
Williamsport Cinema
Williamsport, PA

February 29, 2012

Gina DiSanto
Chief Executive Officer and Manager
Cinema Supply, Inc. d/b/a Cinema Centers
502 S. Market St.
Millersburg, Pennsylvania 17061

Dear Ms. DiSanto:

The undersigned, with intent to be legally bound, agrees and certifies to Cinema Supply, Inc. d/b/a Cinema Centers ("Tenant"), DC Cinema Centers, LLC ("DC"), and their successors and assigns, as follows:

(1) Tenant d/b/a Cinema Center of Williamsport is the existing tenant under a written lease dated March 16, 2007, as amended by that certain Lease Agreement Addendum dated November 11, 2009, with West Third Street Partners, LLC ("Landlord"), for the leased premises (the "Leased Premises") known as 300 W. Fourth Street, Williamsport, Pennsylvania 17701 (collectively, the "Lease"). The Lease is subject to (a) a Ground Lease dated September 25, 2006 between the City of Williamsport, as landlord, and the Redevelopment Authority of the City of Williamsport, as tenant (the "Prime Lease"); and (b) a Prime Sublease dated September 25, 2006 between the Redevelopment Authority of the City of Williamsport, as landlord, and Landlord, as tenant (the "Prime Sublease"). Further, a Sublease Nondisturbance Agreement dated April 4, 2008 was entered into by The City of Williamsport, Landlord and Tenant (the "City Nondisturbance Agreement"), and a Sublease Nondisturbance Agreement dated April 8, 2008 was entered into by the Redevelopment Authority of the City of Williamsport, Landlord and Tenant, both of which agreements relate to the Lease (the "RDA Nondisturbance Agreement" and, together with the City Nondisturbance Agreement, the "Nondisturbance Agreements").

All capitalized terms not defined herein shall have the meaning ascribed to them in the Lease.

(2) The Prime Sublease has not been amended and, together with the RDA Nondisturbance Agreement, constitutes the only agreement between Landlord and the Redevelopment Authority of the City of Williamsport with respect to Landlord's sublease of the Leased Premises.

Gina DiSanto
Chief Executive Officer and Manager
Cinema Supply, Inc. d/b/a Cinema Centers
Page 2

(3) The Lease and the Nondisturbance Agreements have not been amended and constitutes the only agreements between Landlord and Tenant with respect to the Leased Premises, except for (i) a Memorandum of Lease dated March 6, 2008 and recorded in the applicable Office of the Recorder of Deeds in Book 6284, Page 33; and (ii) a Guaranty of Lease from Marvin R. Troutman dated March 16, 2007 (the "Guaranty").

(4) The Commencement Date of the Lease was May 2, 2008, and the Lease term expires on May 31, 2028 unless earlier terminated in accordance with the terms of the Lease. The Lease and Nondisturbance Agreements are in full force and effect.

(5) Landlord is the prime sublessee of the Leased Premises. The Leased Premises is free and clear of all ground leases, mortgages, deeds of trust, judgments, liens and security interests, except (a) the Prime Lease, (b) the Prime Sublease, and (c) as otherwise set forth on Exhibit A attached hereto and made a part hereof.

(6) As of the date of this letter, to Landlord's knowledge, Tenant is not in default in the performance of the provisions of the Lease and no notices of default have been given by Landlord to Tenant that remain uncured, and no event has occurred and no conditions exist which, with the giving of notice or the passage of time, or both, would constitute a default under the Lease by Tenant. Further, as of the date of this letter, to Landlord's knowledge, Tenant is not in default under the Nondisturbance Agreements and no notices of default have been given thereunder that remain uncured, and no event has occurred and no conditions exist which, with the giving of notice or the passage of time, or both, would constitute a default under the Lease by Tenant.

(7) As of the date of this letter, Tenant has paid minimum rent through February 29, 2012 and is current in the payment of all other monetary obligations imposed upon Tenant by the provisions of the Lease. As of the date of this letter, Tenant has paid additional rent through February 29, 2012.

(8) Landlord acknowledges that DC is contemplating taking an assignment of Tenant's interest in the Lease (the "Assignment"). Landlord acknowledges and agrees that DC satisfies all criteria for assignment without Landlord's consent set forth in Section 13.01 of the Lease and accordingly, upon DC taking said Assignment and assuming all of the obligations of Tenant under the Lease, it will recognize DC as the tenant under and upon the terms set forth in the Lease. Further, Landlord agrees that as of the effective date of the Assignment, the Guaranty is terminated and Marvin R. Troutman is released from all liability thereunder. No further consent of any other party to the Prime Lease, the Prime Sublease, or the Nondisturbance Agreements is required in connection with the Assignment.

(9) As of the date of this letter, Landlord is not in default in the performance of the provisions of the Lease, the Prime Sublease, or the Nondisturbance Agreements, and no event has occurred and no conditions exist which, with the giving of notice or the passage of time, or

Gina DiSanto
Chief Executive Officer and Manager
Cinema Supply, Inc. d/b/a Cinema Centers
Page 3

both, would constitute a default under the Lease, the Prime Sublease, or the Nondisturbance Agreements by Landlord.

(10) Landlord acknowledges that DC shall have the right, at its sole option, to finance the ongoing operation of the business to be conducted on the Leased Premises and that pursuant thereto, at any time during the Lease term, DC shall have the right to encumber or grant a security interest in the Lease (by leasehold mortgage, assignment or otherwise) and in any buildings, improvements, equipment, apparatus, trade fixtures, and inventory which are owned, installed, or located by DC on the Leased Premises to any lender which provides financing for the secured tenant property or for the operation of the business operated by DC. Landlord further acknowledges and agrees that any such security interest granted by DC shall automatically, and without further action or documentation, upon recording of the same, be superior to the lien of any encumbrance or other security interest which may hereafter be placed upon the Leased Premises or any improvements located thereon by a party other than DC, and to any rights granted to Landlord hereunder or available to Landlord under applicable law. In addition to such subordination, Landlord shall waive the benefit of any applicable lien on the property of DC as may be permitted under the laws of the Commonwealth of Pennsylvania. Furthermore, if the holder of any such security interest in the Leased Premises shall succeed to the interest of DC under the Lease, Landlord hereby agrees to recognize such holder as tenant thereunder. The foregoing acknowledgment and agreement of subordination by Landlord shall be self-operative and no further instrument of subordination shall be required; provided, however, upon the request of DC or any lender of DC, Landlord shall provide lien waivers, leasehold mortgage consents and any other reasonable documentation customarily required by commercial lenders to further evidence these provisions. Notwithstanding anything in this Paragraph 10 to the contrary, DC shall not be entitled to encumber Landlord's leasehold interest to the Leased Premises and any liens or encumbrances applicable to Landlord's leasehold interest to the Leased Premises shall not be subordinate to, or affected by, any grant of a lien or security interest by DC.

(11) Landlord acknowledges that the movies and live events (such as sports, opera and pop concerts) industry is changing and that the primary delivery system for films will be transmission of films via satellite. For this reason, DC will need to install satellite dishes on the roof of the Leased Premises, which dishes will be non-penetrating (ballast mounted). Further, DC is contemplating the installation of a solar panel system on the roof of the Leased Premises for use in the operation of the theater, which solar panel system would be non-penetrating (ballast mounted). Landlord agrees that DC shall have the right to install the satellite dishes and solar panel system on the roof of the Leased Premises to be used solely by DC in the operation of a movie theater, provided that the plans and specifications for the satellite dishes and solar panel system are first approved in writing by Landlord (which approval shall not be unreasonably withheld).

(12) All Landlord's Work and Tenant's Work has been completed in accordance with the provisions of the Lease.

Gina DiSanto
Chief Executive Officer and Manager
Cinema Supply, Inc. d/b/a Cinema Centers
Page 4

(13) Landlord represents and warrants that it has full right, title and authority to certify and agree to the provisions in this letter without the consent of any third party.

(14) Landlord acknowledges and agrees that in connection with DC's closing on the Assignment, DC is relying on all of the representations, warranties, and certifications of Landlord contained in this letter.

Very truly yours,
West Third Street Partners, LLC

By: ______________________
Name: Keith R. Cooper
Title: Member

Gina DiSanto
Chief Executive Officer and Manager
Cinema Supply, Inc. d/b/a Cinema Centers
Page 5

EXHIBIT "A"

Open-End Leasehold Mortgage and Security Agreement - $4,000,000.00 – West Third Street Partners LLC, a Pennsylvania limited liability company, to First Commonwealth Bank, dated July 6, 2007 and recorded July 10, 2007 in the Office of the Recorder of Deeds of Lycoming County in Record Book 6068, page 185. In addition, in relation thereto:

(a) An Absolute Assignment of Leases and Rents dated July 6, 2007 and recorded July 10, 2007 in the Office of the Recorder of Deeds of Lycoming County in Record Book 6068, page 226.

(b) A Subordination Nondisturbance and Attornment Agreement between Cinema Supply, Inc., and First Commonwealth Bank and West Third Streets Partners, LLC, dated July 6, 2007 and recorded July 20, 1007 in the Office of the Recorder of Deeds of Lycoming County in Record Book 6068, page 245.

(c) A UCC-1 Filing:
Secured Party: First Commonwealth Bank
Debtor: West Third Street Partners LLC
Filed: July 10, 2007 in the Office of the Recorder of Deeds of Lycoming County in Record Book 6068, page 239

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT (herein so referred to), dated as of the 30th day of March,2012, is by and among The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, National Association), as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 ("Noteholder"), whose notice address is c/o Centerline Servicing Inc., 5221 N. O'Connor Blvd., Suite 600, Irving, Texas 75039, Attn: Steve Oltmann – Asset Manager – Special Servicing; and **Cinema Supply, Inc d/b/a Cinema Centers**, whose notice address is 502 S. Market St, Millersburg, PA 17061 ("Tenant"); and GP-Fairgrounds Square, LP, whose notice address is 610 Old York Road, Suite 220, Jenkintown, PA 19046 ("Landlord").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease dated August 16, 2001, the First Amendment dated February 22, 2002(the foregoing Lease Agreement, First Amendment to Lease jointly referred to herein as the "Lease"), for certain premises (the "Demised Premises") in a shopping center located on real property known as the Fairgrounds Square Mall in Reading, Pennsylvania, with such Demised Premises constituting approximately 45,492 square feet of area, Space Number A01, (the land and improvements at which the Demised Premises is located is herein sometimes referred to as the "Property"); and

WHEREAS, Noteholder is the beneficiary under a certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of January 11, 2007, recorded on January 23, 2007, in the Official Records of Berks County, Pennsylvania, as Instrument No. 2007004928 (the "Mortgage") constituting a first and prior lien on the Property, securing a promissory note (the "Note") which is described in the Mortgage; and

WHEREAS, Noteholder has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the sum of Ten and No/100 Dollars ($10.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies, and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and to the lien thereof and to all renewals, modifications, spreaders, consolidations, replacements and extensions thereof (the term "Mortgage" shall hereinafter include all such renewals, increases, modifications, spreaders, considerations, replacements and extensions) and to all sums secured and to be secured thereby.

2. Noteholder agrees that if any action or proceeding is commenced by Noteholder for the foreclosure of the Mortgage or the conveyance or other transfer of the Property, Tenant shall not be named as a party therein, and the conveyance or other transfer of the Property in any such action shall be made without disturbance of the rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding and at the time of any such conveyance or other transfer, or exercise of any such other rights, Tenant shall not be in default, after the passage of applicable curative periods, under any of the terms, covenants or conditions of the Lease on Tenant's part to be observed or performed.

3. Tenant and Noteholder agree that if Noteholder shall become the owner of the Property by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, the Lease shall not be terminated thereby, but shall continue in full effect as a direct lease between Noteholder and Tenant upon all of the terms set forth in the Lease and that Tenant, upon receipt of written notice from Noteholder of its ownership of the Property, shall attorn to Noteholder and Noteholder agrees to accept such attornment. The Noteholder, upon becoming the owner of the Property by reason of foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, shall not be (i) liable for any act or omission of Landlord occurring prior to Noteholder's ownership; provided, however, that if a contractual default of Landlord has occurred under the Lease which is continuing and not personal in nature, such as, but not necessarily limited to, a continuing failure to satisfy an obligation to repair a portion of the Demised Premises, or to furnish building services, then this subparagraph (i) shall not be construed to relieve Noteholder of its obligation in respect of such continuing default after Noteholder becomes the landlord under the Lease, provided that Noteholder shall be entitled to any notice and curative period prescribed in the Lease, and provided, in the case of a casualty or condemnation repair obligation, that Noteholder has obtained the insurance or condemnation proceeds as a condition precedent to Noteholder's repair obligation under the Lease, (ii) bound by any modification or amendment to the Lease that would reduce or shorten any economic obligations of Tenant under the Lease or materially impair Landlord's rights under the Lease, or by any attempted voluntary termination of the Lease by Landlord and Tenant, without the written approval of same by Noteholder in its sole discretion, (iii) bound to honor any option or right of first refusal in favor of Tenant to purchase all or any part of the Property, (iv) bound by any rent paid more than one (1) month in advance, or obligated for any security deposit which Noteholder has not actually obtained, or (v) obligated to construct or complete the construction of any improvements for Tenant's occupancy, or to reimburse Tenant for the costs of any such initial construction.

4. Tenant shall look only to Noteholder's estate and property in the land and the buildings comprising the Property (or the proceeds thereof) and out of the rents and profits therefrom for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Noteholder in the event of any default by Noteholder as landlord under the Lease, and no other property or assets of Noteholder shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease.

5. Tenant will notify Noteholder of any default by Landlord that would entitle Tenant to cancel the Lease or abate the rents or other sums payable thereunder, and Noteholder will be afforded the same opportunity to cure any such default as is afforded to Landlord under the terms of the Lease.

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6. All notices, consents and other communications under this Agreement shall be in writing and shall be sent by registered or certified mail, return receipt requested, addressed to the addressees at the addresses first above stated. Each party may designate a change of address by notice to the other party, given at least fifteen (15) days before such change of address is to become effective.

7. Noteholder acknowledges and agrees that Tenant's inventory, equipment, trade fixtures and other personal property in the Demised Premises are not subject to the lien of Noteholder's Mortgage and that removal of said personalty is governed by the terms of the Lease. Noteholder agrees that, except as pursuant to its rights as landlord under the Lease in the event of a foreclosure, Noteholder shall acquire no interest in any of Tenant's personalty.

8. As between Landlord and Tenant, Landlord and Tenant covenant and agree that nothing contained herein or anything done pursuant to the provisions hereof shall be deemed or construed to modify the Lease. As between Landlord and Noteholder, Landlord and Noteholder covenant and agree that nothing contained herein or anything done pursuant to the provisions hereof shall be deemed or construed to modify the Mortgage.

9. If Noteholder sends written notice to Tenant to direct its rent payments under the Lease to Noteholder instead of Landlord, then Tenant agrees to follow the instructions set forth in such written instructions and deliver rent payments to Noteholder; however, Landlord and Noteholder agree that Tenant shall be credited under the Lease for any rent payments sent to Noteholder pursuant to such written notice, and that Landlord shall not further pursue Tenant for such payments made to Noteholder.

10. This Agreement shall be binding upon and inure to the benefit of Noteholder, Tenant and Landlord and their respective successors and assigns.

11. The term "Noteholder" as used herein shall include the successors and assigns of Noteholder and any person, party or entity which shall become the owner of the Property by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment or other conveyance in lieu of the foreclosure. The term "Tenant" as used herein shall include the present Tenant under the Lease and Tenant's assigns and successors in interest under the Lease. The term "Landlord" as used herein shall mean and include the present Landlord under the Lease and such Landlord's predecessors and successors in interest under the Lease. The term "Property" as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

12. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

14. This Agreement may be executed in separate counterparts with signature pages assembled to make an enforceable document.

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IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

"NOTEHOLDER"

The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, National Association), as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14.

By: C-III Asset Management LLC (f/k/a Centerline Servicing Inc.), a Delaware limited liability company, in its capacity as special servicer pursuant to that certain Pooling and Servicing Agreement dated May 1, 2007

____
Name: ____________, Witness

By:____________________
Name: Steve Oltmann
Title: Servicing Officer

"TENANT"

Cinema Supply, Inc. d/b/a Cinema Centers

____
Name: ____________, Witness

By: ____________________
Name: ____________________
Title: ____________________

"LANDLORD"

GP-Fairgrounds Square, LP,
A Pennsylvania limited partnership

By: Fairgrounds Square Management, Inc.,
A Pennsylvania corporation, its sole General Partner

____
Name: ____________, Witness

By: ____________________
Name: Marshall J. Cohen
Title: Vice President____________________

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